UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

CARBONITE INC
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	CARB	The NASDAQ Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2019, Carbonite, Inc. (the “Company”) issued a press release naming John Post as Chief Operating Officer; Chad Bacher as Chief Product Officer; and Hal Lonas as Chief Technology Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Mr. Post, age 51, has served as the Company’s Senior Vice President and General Manager of Webroot since the Company’s March 2019 acquisition of Webroot Inc. Prior to such time, Mr. Post served as Webroot’s CFO since March 2009. Prior to such time, from September 2008 to March 2009, Mr. Post served as Vice President of Tax for Dish Network. Prior to his time at Dish Network, from August 2005 to July 2008, Mr. Post served as Director of Tax for Molson Coors Brewing Company, one of the largest global brewers. Prior to such time, from May 2004 to July 2005, Mr. Post served as Senior Manager of International Tax Services of Deloitte Tax LLP. From September 2001 to April 2004, Mr. Post served as Director of Tax Planning for First Data Corporation. Prior to such time, from November 1997 to September 2001, Mr. Post served as Senior Manager of International Tax Services for Deloitte & Touche LLP.
Mr. Bacher, age 43, has served as the Company’s Senior Vice President of Product Strategy and Technology alliances of Webroot since the Company’s March 2019 acquisition of Webroot Inc. having served in the same role for Webroot Inc. since January 2016. Prior to his time at Webroot Inc., from July 2014 to December 2015, Mr. Bacher served as Vice President of Products for Malwarebytes, a leading advanced endpoint protection and remediation solution. Prior to such time, Mr. Bacher served in various roles at Webroot Inc., including from September 2012 to July 2014 as Chief Product Officer; from July 2011 to September 2012, as Vice President of Mobile Solutions; and from January 2007 to July 2011 as Director of Product Management. Prior to holding such positions at Webroot Inc., from February 2001 to December 2006, Mr. Bacher served as Director of Product Management for Abacus. Prior to his position with Abacus, from August 1999 to February 2001, Mr. Bacher served as Technical Communication Specialist for Schwinn Cycling & Fitness.
Mr. Lonas, age 58, has served as the Company’s Chief Technology Officer since the Company’s March 2019 acquisition of Webroot Inc. Prior to such time, from May 2014 to 2019, Mr. Lonas served as the Chief Technology Officer for Webroot Inc., and from July 2010 to July 2014 as Senior Vice President of Engineering for Webroot Inc. Prior to such time, from July 2006 to July 2010, Mr. Lonas served as the Vice President of Engineering for BrightCloud, Inc., a provider of hosted security services. Prior to his time with BrightCloud, Inc, from March 2004 to July 2006, Mr. Lonas served as Vice President of Research and Development for CVR, a division of ADP Dealer Services. Prior to such time, from March 2000 to March 2004, Mr. Lonas served as Director of engineering for Websense, a division of The Raytheon Company. Prior to that, Mr. Lonas served in various engineering positions.
There are no family relationships between any of the newly appointed executive officers with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which such persons were selected as an officer of the Company. In addition, there have been no transactions involving any of the newly appointed executive officers that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
The compensation arrangements with each of the newly appointed executive officers are as follows:
John Post. The Company entered into a promotion letter agreement with Mr. Post setting forth the terms and conditions of his promotion to the Company’s Chief Operating Officer. Mr. Post’s annual base salary will be increased to $360,000. Pursuant to the promotion letter, Mr. Post will also be granted equity in the form of (i) $500,000 in value of restricted stock units vesting over two years with one-half vesting on each anniversary of the date of grant, and (ii) $500,000 in target value of performance-based restricted stock units, which shall vest in whole or in part based on the Company’s relative total shareholder return (as compared to a group of comparable companies in the Russell 3000) over the performance period. Each grant will be contingent upon Mr. Post’s continued employment with the Company through the applicable vesting date and will be subject to the terms and conditions of the Company's 2011 Equity Award Plan and applicable award agreement.
Chad Bacher. The Company entered into a promotion letter agreement with Mr. Bacher setting forth the terms and conditions of his promotion as the Company’s Chief Product Officer. Mr. Bacher’s annual base salary shall remain at $300,000. Pursuant to the promotion letter, Mr. Bacher will also be granted equity in the form of (i) $250,000 in value of restricted stock units vesting over two years with one-half vesting on each anniversary of the date of grant, and (ii) $300,000 in target value of performance-based restricted stock units, which shall vest in whole or in part based on the Company’s relative total shareholder return (as compared to a group of comparable companies in the Russell 3000) over the performance period. Each grant will be contingent upon Mr. Bacher’s continued employment with the Company through the applicable vesting date and will be subject to the terms and conditions of the Company's 2011 Equity Award Plan and applicable award agreement.

Hal Lonas. The Company entered into a promotion letter agreement with Mr. Lonas setting forth the terms and conditions of his promotion as the Company’s Chief Technology Officer. Mr. Lonas’ annual base salary shall remain at $300,000. Pursuant to the promotion letter, Mr. Lonas will also be granted equity in the form of (i) $250,000 in value of restricted stock units vesting over two years with one-half vesting on each anniversary of the date of grant, and (ii) $300,000 in target value of performance-based restricted stock units, which shall vest in whole or in part based on the Company’s relative total shareholder return (as compared to a group of comparable companies in the Russell 3000) over the performance period. Each grant will be contingent upon Mr. Lonas’ continued employment with the Company through the applicable vesting date and will be subject to the terms and conditions of the Company's 2011 Equity Award Plan and applicable award agreement.
Each of Messrs. Post, Bacher and Lonas is also eligible to participate in the Company's executive incentive bonus plan in other benefit programs that the Company establishes and makes available to its employees from time to time, to the same extent available to similarly situated executives of the Company. In addition, each executive has a severance arrangement similar to similarly situated executive officer of Company.
The foregoing summaries of the compensation arrangements described above are summary in nature and are qualified in their entirety by reference to the promotion letter agreements or employment agreement as applicable, copies of which are attached hereto as exhibits and incorporated herein by reference.
In connection with the appointment of the officers above, on September 4, 2019, Mr. Robert Beeler, Senior Vice President of Products and Engineering, took a new role within the Company reporting to Mr. Hal Lonas.

Item 9.01	Exhibits

(d)	Exhibits.

10.1	Promotion Letter between the Company and John Post
10.2	Promotion Letter between the Company and Chad Bacher
10.3	Promotion Letter between the Company and Hal Lonas
99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on September 4, 2019.

CARBONITE, INC.

By:	/s/ Stephen Munford
Name:	Stephen Munford
Title:	Interim Chief Executive Officer and President